EXHIBIT 10.1


                                                          ROBERT F. CARMICHAEL
                                                          Senior Vice President
                                                          200 E. Robinson Street
                                                          Suite 555
                                                          Orlando, Florida 32801
                                                          Tel.  (407) 241-3738
                                                          Fax   (407) 241-3749

                                 August 15, 2005


Tierra del Sol Resorts, L.P.
c/o Resorts Development Group, LLC
2462 Sand Lake Road
Orlando, FL 32809
Attn.:  Malcolm J. Wright

Dear Mr. Wright:

     KeyBank National Association (hereinafter "KeyBank", or "Lender") hereby offers, subject to the terms and conditions hereinafter set forth, to make the following commercial real estate mortgage construction loan (the "Loan"):

BORROWERS:                    (i)  Tierra  del  Sol  Resort,  L.P.,  a  limited
                              partnership organized under the laws of the State of Florida; (ii) TDS Townhomes, LLC, a limited liability company organized under the laws of the State of Florida; (iii) Costa Blanca Real Estate,
                              Inc., a corporation organized under the laws of the State of Florida; (iv) TDS Clubhouse, Inc., a corporation organized under the laws of the State of Florida, (v) TDS Amenities, Inc., a corporation organized under the laws of the State of Florida;
                              (vi) Costa Blanca II Real Estate, LLC, a limited liability company organized under the laws of the State of Florida; (vii) Costa Blanca III Real
                              Estate, LLC, a limited liability company organized under the laws of the State of Florida and (viii)
                              Tierra del Sol Resorts, Inc., a corporation organized under the laws of the State of Florida
                              (the foregoing entities sometimes hereinafter collectively referred to as the "Borrowers"). The
                              Borrowers shall be established in a manner satisfactory to Lender, to be special purpose entities (i.e., bankruptcy remote) and are required to have an independent director.


REPAYMENT                     Malcolm  J.  Wright  ("Wright"),  American
GUARANTORS:                   Leisure  Holdings,  Inc.,  a corporation organized
                              under  the  laws  of the State of Florida ("ALH");
                              and LLC-6, a to-be-formed Florida limited liability company, jointly and severally.


PERFORMANCE AND               Wright, ALH, and LLC-6, an entity to be formed by
COMPLETION                    PCL, jointly and severally.
GUARANTORS:

COMPLETION                    PCL  Construction  Enterprises,  Inc.,  a
GUARANTORS:                   corporation  organized under the laws of the State
                              of Colorado ("PCL").

                              (The Repayment Guarantors, Performance and Completion Guarantors and Completion Guarantor collectively referred to as "Guarantors")


DESCRIPTION OF
PROJECT: The Loan (sometimes referred to herein as the "Phase I Loan") is being committed for the construction of a development known as "Tierra del Sol" (the "Project"). The Loan which is the subject of this Commitment is for Phase I of the Project.

                              Additionally, an entity related to the Lender, KeyBanc Capital Markets, is underwriting the issuance of a Community Development District ("CDD") bonds, with net proceeds in the amount of approximately $21,139,322, which will be used for the payment of Project costs and to purchase common land. Borrowers shall comply with all requirements of KeyBanc with respect to the CDD issuance.


USE  OF  PROCEEDS:            The  Loan  proceeds  are  to  be  used  solely for
                              the  development  of  Phase  1  of  Tierra del Sol
                              Resort  (hereinafter  called "Phase I") consisting
                              of  a  luxury  townhouse/condominium  community
                              consisting  of  250  townhomes  and  180  mid-rise
                              condominiums  along  with  project  infrastructure
                              (roadways,  sewer,  water, electric) and amenities
                              including  a 100,000 square foot Clubhouse (85,000
                              sf  under  air)  with  concierge,  casual and fine
                              dining  restaurants,  private  theater,  shops,  a
                              world-class  spa  &  fitness  center,  and  other
                              improvements  (the "Improvements") on land located
                              in  Polk  County,  Florida (the "Land") (the Land,
                              Improvements and all related fixtures and personal
                              property  are  referred  to  as the "Project"), in
                              accordance  with  the Schedule of sources and uses
                              of  funds  and  the  Project  budget  set forth in
                              Exhibit  "A",  attached  hereto,  approved  by the
                              ------------
                              Lender hereunder, as the same may be modified with the prior written approval of the Lender, and to pay such other related expenses and costs as shall be approved in writing by the Lender.


LOAN  AMOUNT:                 The  principal  amount  of  the  Loan  shall  not
                              exceed NINETY-SIX MILLION SIX HUNDRED THOUSAND AND
                              NO/100 DOLLARS ($96,600,000.00) or so much thereof as may be advanced from time to time to or for the benefit of the Borrower subject to the terms and conditions of the Construction Loan Agreement (the
                              "Loan Amount").


TERM /PRINCIPAL REPAYMENT:    If  not  sooner  paid,  the  entire  principal
                              balance outstanding, together with all unpaid interest thereon, fees, and costs and expenses incurred by Lender, shall be due and payable in full on the twenty-four ( 24 ) calendar month anniversary of the Date of Closing ("Maturity").

PROJECT EQUITY REQUIREMENT:   Borrowers  shall  provide  evidence  reasonably
                              satisfactory to the Lender that the project equity
                              ("Project Equity") invested in the Project is not less than the difference between the total Project
                              Cost  as  set  forth in the Budget and the maximum
                              Phase I Loan amount; provided, however, in no event shall the Project Equity be less than 44% of the total cost of the Project as set out in the Budget approved by the Lender hereunder or $75,003,930, whichever is greater. The Project
                              Equity must be either (i) deposited with Lender prior to the Date of Closing, and disbursed prior to the first advance of the Loan or (ii) used to pay Project costs approved by Lender, with evidence of payment delivered to Lender prior to the first advance of the Loan.


RELEASE  PRICE:               Release  Price  for  the  Loan  shall  be  the
                              greater of (i) 100% of net sales proceeds or (ii) individual unit release prices per a to-be-determined stacking plan (acceptable to
                              Lender) that produces not less than a 1.20x acceleration on the Loan.


INTEREST  RATE:               Advances  of  the  proceeds  of  the  Loan  shall
                              bear interest at the 30-Day Daily Adjustable LIBOR
                              Rate  plus  the  LIBOR Rate Margin. The LIBOR Rate
                              Margin shall be 2.75%. The LIBOR Rate shall be the average rate as shown in Dow Jones Markets
                              (formerly Telerate) (Page 3750) at which deposits in United States Dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) two (2) business days prior to the date an advance is made in an amount of the advance and with a maturity equal to the applicable Interest Period. The LIBOR
                              Rate will be adjusted for any applicable reserves and taxes if required by future regulations.

                              Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.


DEFAULT  RATE:                In  the  event  of  any  default,  the  interest
                              rate  shall  be  the  greater of (i) three percent
                              (3%) in excess of the Interest Rate otherwise applicable on each outstanding advance or (ii) eighteen percent (18%), but shall not at any time exceed the highest rate permitted by law.


INTEREST PAYMENTS:            Interest  on  the  principal  balance  outstanding
                              on the Loan from time to time shall be due and payable monthly beginning on the 5th day of the first calendar month following the Date of Closing
                              (as hereinafter defined) and continuing on the 5th day of each consecutive calendar month thereafter.


INTEREST RATE PROTECTION:     Borrowers  may  be  required  to  institute  an
                              interest rate hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product ("Interest Rate
                              Protection Product") with respect to the Loan. The
                              Interest Rate Protection Product, the portion of the Loan (if less than the Loan Amount) to which the Interest Rate Protection Product shall apply, and the financial institution providing the Interest Rate Protection Product shall be subject to the prior approval of the Lender.

                              If Borrowers purchases the Interest Rate Protection Product from the Lender, Borrowers shall enter into the Lender's customary form agreement for such purposes and any indebtedness or other obligations of Borrowers arising under such agreement shall be indebtedness secured by the Mortgage and the other Loan Documents.


LOAN FEES:                    At  Closing,  fees  shall  be  payable  by
                              Borrowers to the Lender as follows:

                              1.   COMMITMENT  FEE:  Upon  the  Borrowers'
                                   acceptance of this Commitment, a Commitment Fee of NINE HUNDRED SIXTY-SIX THOUSAND AND NO/100 DOLLARS ($966,000.00) (1% of the Loan
                                   amount) shall be paid on or before the Date of Closing. $50,000.00 of this amount shall be paid at the signing of this Commitment Letter and shall be non-refundable.

                              2.   LOAN  ADMINISTRATION  FEE:  A  Loan
                                   Administration  Fee  of  ONE  HUNDRED  FIFTY
                                   THOUSAND AND NO/100 DOLLARS ($150,000.00) shall be paid on or before the Date of Closing and annually, in advance, thereafter during the term of the Loan.

                              Borrowers acknowledge that each such Fees shall be for the applicable services rendered, supported by good, valuable and adequate consideration. The Commitment Fee and the Loan Administration Fee shall be deemed to be earned by the Lender on the date of this Commitment and shall not be refundable for any reason.


EXPENSES:                     Borrowers  shall  pay  all  costs  and  expenses
                              including (by way of illustration and not limitation): recording fees, title insurance costs, escrow fees, flood zone determination fee, survey fees, appraisal costs, the Lender's outside and in -house attorney's costs and fees, the Lender's document preparation fee, engineer's fee, inspecting architect's fee, environmental audit and site inspection fees, and any and all other costs of the Lender in connection with this Commitment and the Loan.


LATE FEE:                     For  any  payment  of  principal  or interest made
                              later than five (5) days following the due date, Borrowers shall pay a late fee equal to the greater of four percent (4%) of the amount of such payment or Twenty-five Dollars ($25.00).


LOAN DOCUMENTS
AND SECURITY FOR
THE LOAN:                     The  Loan  shall  be  evidenced  by  a  promissory
                              note  (the  "Note")  for  the  Loan  Amount  and a
                              Construction  Loan Agreement, and shall be secured
                              by:

                              1. A mortgage, assignment of leases and rents, security agreement and fixture filing (the "Mortgage") which Mortgage shall convey to Lender (a) a first lien upon the unencumbered fee simple title to the Land and the Improvements and easements and rights of way appurtenant thereto, which Land shall be more fully described in a legal description to be provided by the Borrowers to satisfaction of the Lender, and (b) a first lien and security interest in all fixtures and personal property owned by Borrowers and relating to or located on the Project, and
                                   (c) assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and to all present and future rents, leases, issues and profits therefrom;

                              2. A Guaranty of Payment executed by each Repayment Guarantor and pursuant to which the Repayment Guarantors jointly and severally guarantee payment of principal, interest and other amounts due under the Loan;

                              3. A Guaranty of Performance and Completion executed by each Performance and Completion Guarantor and pursuant to which the Performance and Completion Guarantors jointly and severally guarantee the lien-free and timely completion of the Project and Borrowers' obligation to keep the Loan "in balance" and to pay for all cost overruns;

                              4. A Guaranty of Completion executed by the Completion Guarantor and pursuant to which the Completion Guarantor guarantee the lien-free and timely completion of the Project.

                              5. Such UCC Financing Statements describing the personal property relating to the Project as Lender's counsel determines are necessary to perfect or notify third parties of the security interest intended to be created in such property by the Loan Documents;

                              6.   An  Environmental  Indemnity  Agreement
                                   executed by Borrowers and the Guarantors, jointly and severally;

                              7. An assignment of construction documents, including, without limitation, the General Contract, all architecture and engineering contracts, Plans and Specifications, permits, licenses, approvals and development rights, together with consents to the assignment and construction agreements from the Genera Contractor, the architect and other parties specified by Lender.

                              8. A collateral assignment of all contracts and agreements related to sale of each condominium unit (as applicable).

                              9. A collateral assignment of all purchase deposits.

                              10. An assignment of any management and/or operating agreements.

                              11.  A  Subordination,  Nondisturbance  and
                                   Attornment Agreement between Lender and each of the tenants under any lease(s), if applicable; and

                              12. Such other documents, instruments or certificates as the Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of the Construction Loan Agreement and the other Loan Documents, and to comply with the laws of this State.

                              All of the foregoing documents (the "Loan Documents") shall be in form and substance acceptable to the Lender and shall remain effective for as long a period of time as any part of the Loan is unpaid.

                              In addition, at Closing, Borrowers shall deliver the opinions of Borrowers' legal counsel, in form and substance acceptable to Lender and Lender's counsel, that

                                   With  respect  to  the  Borrowers,  the
                                   Guarantors,  the Land, and the Project, that:
                                   (a) the transactions contemplated by this Commitment do not violate any provision of any law, restriction or the document affecting the Borrowers, the Guarantor(s), the Land, or the Project; (b) the Loan Documents have been duly executed and delivered, constitute legal, valid and binding obligations of the Borrowers and Guarantor and are enforceable in accordance with their terms; (c) the Borrowers are validly organized and existing corporations and/or limited liability companies under the laws of the State of Florida and qualified to do business in the State of Florida, that each has the legal capacity to own, develop and operate the Land and the Project and to perform its obligations under the Loan Documents, and that the Loan has been duly authorized by the Borrowers; (d) the Guarantors, as applicable, are validly organized and existing corporations and/or limited liability companies under the laws of the State of Florida and qualified to do business in the State of Florida and are duly authorized to execute and deliver the Guaranties; (e) there is no threatened or pending litigation that might affect the Loan, the Guarantor(s), the Land, the Project or the Borrowers; and (f) such other matters (including an opinion with respect to zoning of the Land and the Project) concerning the Loan, the Loan Documents, the Land, the Project, the Borrowers, or the Guarantor, as the Lender or its counsel may require.

                         A non-consolidation opinion confirming that the structure of the Loans and the organization of the Borrowers and Guarantors is such that the Borrower will constitute a "special purpose, bankruptcy remote entity", separate from ALH and any other related or commonly owned entities.

PRE-SALE
REQUIREMENT:             Borrowers  shall  deliver  to  Lender  prior to Closing
                         fully executed Qualified Contracts which will produce aggregate net sales proceeds sufficient to cover 120% of the Loan Amount. Qualified Contracts shall have the following characteristics: (i) must be non-assignable;
                         (ii)  must  indicate  20%  non-refundable deposits; and
                         (iii) Units sold pursuant to Qualified Contracts must be deliverable within the timeframe required by the contract. Furthermore, not more than 35 Phase I units can be sold to individuals/entities associated with the Project.

                         In addition, and as part of the Project Equity requirement, Borrowers shall deliver to Lender, to be held by, and pledged to Lender, Usable Deposits totaling at least $25,498,108.00; or provide such evidence to Lender, acceptable in Lender's sole discretion, such Usable Deposits have been utilized in accordance with the sources and uses of funds attached as EXHIBIT "A". If Usable Deposits are not equal to or greater than $25,498,108.00, in the aggregate, Borrower's equity requirement shall be increased on a dollar for dollar basis for each dollar that Usable Deposits are less than $25,498,108.00. Usable Deposits are defined as: (i) 10% (2nd 10% deposits) of the gross sales contract price of each Phase I condominium unit; or (ii) 20% of the gross sales contract price of each Phase I townhome unit.

                         Furthermore, prior to funding Phase I Loan proceeds for a particular condominium building, Borrowers shall deliver to Lender contracts of sale, sufficient to Lender, for at least thirty-three (33) units with evidence, sufficient to Lender, that Borrowers have received full twenty percent (20%) deposits for each of said contracts of sale.


APPRAISAL:               Lender  has  received  a  written  appraisal  from
                         Integra  Realty  Resources  dated  March  15,  2005
                         reflecting an appraised value of $123,600,000.00. The appraisal shall be updated, at Borrowers' cost, as and when reasonably requested by Lender.

TITLE INSURANCE
POLICY: Counsel for Lender shall obtain, at Borrowers' expense, an ALTA extended coverage lender's policy of title insurance meeting the requirements set out in Exhibit "D" attached hereto by a title company
                         ------------
                         satisfactory to the Lender in the Loan Amount, insuring the Lender that it has a first lien upon the Project, and including insurance against construction liens and encroachments by or upon the Project and with such endorsements as may be required by the Lender, with all so-called "Standard" exceptions deleted and containing no exceptions other than those specifically approved by the Lender (the foregoing hereinafter referred to as the "ALTA Policy").


INSURANCE:               Borrowers  shall  obtain  and  maintain  either
                         Builder's Risk insurance coverage or permanent All Risk
                         insurance  coverage as appropriate, satisfactory to the
                         Lender,  on  the  real  estate  and  personal  property
                         securing  this  Phase  I  Loan.  All insurance policies
                         shall  be  issued  by  carriers with a Best's Insurance
                                                                ----------------
                         Reports  policy  holder's  rating  of A and a financial
                         -------
                         size  category  of Class X and shall include a standard
                         mortgage  clause (without contribution) in favor of and
                         acceptable  to  the  Lender. The policies shall provide
                         for the coverages set forth in Exhibit "F" attached and
                                                        -----------
                         any other coverage that the Lender may from time to time deem necessary:

                         Each policy shall provide that it may not be cancelled, reduced or terminated without at least thirty (30) days prior written notice to Lender. The initial policies shall be prepaid and delivered to the Lender prior to closing and all renewal policies shall be deposited with Lender as evidence of such insurance.


ENVIRONMENTAL
ASSESSMENT:              Borrowers  shall  provide  evidence  (including  a
                         "Phase I" environmental assessment) indicating that the Land is free from risk, in the Lender's sole judgment, from all hazardous substances, toxic substances or hazardous wastes as defined by any federal, state, or local law, statute, ordinance or regulation and is free of all other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Land, and that the Land is not in a "Wetlands" or "Flood Plain" area, and contains no underground storage tanks or oil or gas wells. The environmental consultant must be acceptable to the Lender and shall be directly engaged by Borrowers at Borrowers' cost. The Lender reserves the right, at Borrowers' expense, to retain an independent consultant to review any such evidence submitted by Borrowers or to conduct its own investigation of the Land.

                         In addition, the Lender may, under appropriate circumstances consider the use of environmental insurance to mitigate the risks of certain conditions.


CONSTRUCTION
INSPECTIONS:             The  Lender  shall  require  the  services  of  an
                         outside  consulting  engineer  (the  "Lender's
                         Consultant"), to be engaged by the Lender at the cost and expense of the Borrowers, to perform the following services on behalf of the Lender:

                         a. To make an initial pre-cost analysis verifying that the Improvements can be completed for the amount available for construction from the Loan budget established by the Lender for the Borrowers;

                         b. To review and advise the Lender whether, in the opinion of the Lender's Consultant, the final plans and specifications are satisfactory for the intended purposes thereof;

                         c. To make monthly inspections and certify that construction is in accordance with the original plans and specifications approved by the Lender to certify that construction has reached the stated percentage of completion, that the monthly requisitions actually reflect the degree of work performed to date and that the undisbursed proceeds of the Loan are sufficient to complete the construction;

                         d. To review and approve construction contracts entered into by the Borrowers or the General Contractor in connection with the construction of the Project, for the purpose of providing the Lender with an opinion as to the costs of construction to be incurred to complete the Project, and also for the purpose of assuring the Lender that all such contracts deal adequately with and include the work required to be performed by the approved final plans and specifications.


NON-ASSIGNABILITY
OF COMMITMENT:           This  Commitment  is  made  exclusively  to  the
                         Borrowers and is not assignable nor transferable voluntarily or involuntarily by the Borrowers and any such assignment or transfer or attempted assignment, or transfer shall be null and void and shall result in this Commitment being automatically and simultaneously terminated.


LENDER
PARTICIPATION/
SYNDICATION CONTINGENCY: Borrowers  acknowledges  that  the  Lender  will  hold
                         $35,000,000.00 of the Loan and will need to syndicate and/or participate the remaining $61,600,000.00 of its interest in the Loan before closing, and as a condition of closing, and Borrowers agree to, at Lender's request, execute such additional promissory notes and other instruments as may be appropriate to evidence its obligation under the Loan to such syndicate banks as may commit, in the future, to fund a portion of the Loan amount according to the terms of the Construction Loan Agreement.

                         Lender shall be the lead arranger and will manager all aspects of the syndication, including the selection of lenders, the determination of when lead arranger will approach potential lenders and the final allocation among lenders. Borrowers agree to assist lead arranger actively in achieving a timely syndication that is reasonably satisfactory to lead arranger, such assistance to include, among other things, (a) direct contact during syndication between Borrowers' senior officers, representatives and advisors, on the one hand, and prospective lenders, on the other hand at such times and places as lead arranger may reasonably request, (b) providing lead arranger all financial and other information with respect to Borrowers and the transactions contemplated that lead arranger may reasonably request, including but not limited to financial projections relating to the foregoing, and (c) assistance in preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

                         Lender, as Agent, shall be entitled with consent of Borrowers (which shall not be unreasonably withheld), to change the structure or terms of the Loan if Lender determines that such changes are advisable in order to ensure successful syndication or an optimal credit structure for the Loan, provided the total Loan Amount will not change. In addition, this Commitment is subject to (among other things) the absence of (i) a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrowers; and (ii) any material change in loan syndication or financial or capital market conditions generally from those currently in effect. In the event that the Loan does not close (x) as a result of (ii) above or (y) as a result of Borrowers reasonably withholding its consent to a change to the structure or terms of the Loan in accordance with the terms hereof, then, in either case, Borrowers shall be entitled to a refund of the fees paid, less expenses incurred and amounts otherwise designated as not being refundable.


INDEMNIFICATION:         Borrowers  and  each  Guarantor  agrees  to  indemnify
                         and to defend and hold the Lender harmless against (i) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the transactions contemplated hereby and (ii) any losses, costs, damages or expenses that the Lender may incur, directly or indirectly, including attorneys' fees, as a result of or in connection with the assertion against the Lender of any claims relating to the presence or removal of any environmental contamination on the Project or any adjacent property.


DISBURSEMENT
PROCEDURES:              All  funds  disbursed  under  the  Loan  shall  be
                         subject to the Lender's Construction Loan Agreement, which shall contain such terms, covenants, and conditions as shall be satisfactory to the Lender, including without limitation, the following:

                         Draw  Request:  All  requests  for  disbursement  of
                         --------------
                         funds ("Phase I Loan Disbursement") shall be in writing using the Lender's standard form of Borrower Certificate and shall be submitted on a Standard AIA Form G702 and G703, including any change orders on a Standard AIA Form G701, and including invoices for any "soft costs," and shall be for costs consistent with the final Project cost breakdown as presented on Lender's standard "Soft and Hard Cost Requisition" form and accepted by the Lender in aggregate total and itemization. Draw requests should not be made more frequently than once per month. Lender may, in its sole discretion permit disbursements for materials stored off-site. Each draw request shall be certified by the Borrowers and approved in writing by the Project
                         Architect or Engineer, and the Lender's independent inspector.

                         Affidavits/Lien  Waivers:  The  Borrowers  shall
                         ------------------------
                         submit with all Draw Requests affidavits certifying all outstanding balances due but unpaid for work in place for the Project. With each draw request, Lender shall have the right to require the Borrowers to deliver to the Lender waivers of liens from contractors in the respective sum received by each such contractor for all of Borrowers' preceding draw requests.

                         Title  Insurance:  Lender  shall  be  provided  with an
                         ----------------
                         endorsement to the ALTA Policy, as of the date of the requested Phase I Loan Disbursement, showing no additional liens or encumbrances upon the Project, including identification of delinquent taxes.

                         Inspections:  All  inspections  shall  be  completed by
                         -----------
                         an agent for the Lender who may require further information, including, but not limited to, documents such as contracts and invoices, to complete the analysis of the Draw Request. The Borrowers shall pay the cost of these inspections as well as offsite stored materials inspections, if applicable.

                         Foundation  Survey:  Upon  completion  of  the  each
                         ------------------
                         foundation, the Borrowers shall submit a foundation survey complying with Exhibit "B" attached hereto.

                         Disbursements:  All  disbursements  shall  be  made
                         -------------
                         within approximately ten (10) days after receipt of all information required by the Lender to approve the requested disbursements.

                         Net  Cash  Flow.  The  Loan  Agreement  shall  require
                         ---------------
                         that all Net Cash Flow from the Project must be deposited with the Lender in a demand deposit account in Borrowers' name but under the Lender's sole dominion and control. Funds deposited in such account shall be applied against the monthly payments on the Loan, and Phase I Loan proceeds will be disbursed from the interest reserve set out in the Budget only to the extent the Net Cash Flow is not sufficient to make the payments. "Net Cash Flow" means the gross income produced by the Project from all sources reduced by (a) ordinary and necessary operating expenses actually incurred and paid with respect to the Project (including amounts paid to affiliates of Borrowers only if preapproved by the Lender), (b) reasonable capital expenditures actually made with respect to the Project (other than those funded out of Phase I Loan proceeds), and (c) reasonable reserves for repairs and replacements to the Project, but only if and to the extent such reserves are funded in cash and deposited with the Lender and pledged to the Lender as security for payment of the Loan.

                         Funds will be disbursed directly into a demand deposit account maintained by Borrowers at the Lender specifically for the Project; provided, however, the Lender reserves the right to pay individual contractors directly or by check jointly payable to Borrowers and any such contractor should circumstances warrant in Lender's sole opinion. At Lender's option, disbursements may be made by Lender into an escrow account and subsequently disbursed to Borrowers by the Title Company.

                         In  Balance:  The  Loan  shall  remain  "in balance" at
                         -----------
                         all times. The Loan shall be deemed to be "in balance" only at such times as Lender determines, in its reasonable discretion, that the then undisbursed portion of the Loan equals or exceeds the amount necessary to pay all work done and not theretofore paid for or to be done in connection with the completion of the construction of the Project in accordance with the plans and specifications or otherwise to be incurred in connection with completion of the Project. If the Lender determines that the Loan is not "in balance", Borrowers shall within ten (10) days after written request by Lender deposit the amount of the deficiency with Lender which shall then be disbursed before any further disbursements of Phase I Loan proceeds. Lender shall not be obligated to make any disbursement of the Loan at any time that the Loan is not in balance.

                         Retainage:  At  the  time  of  each  disbursement  the
                         ---------
                         Lender shall withhold ten percent (10%) (the "Retainage") of the "hard costs" contained on each requested Phase I Loan disbursement (i.e., the total amount then due the General Contractor and the various contractors, subcontractors and material suppliers for costs of construction.) until such time as the Project is 50% complete. Thereafter, the Retainage shall be zero percent (0%). The Retainage shall be held until completion of the Project and disbursed only at the time of the final disbursement of the Loan; provided, however, upon the satisfactory completion of 100% of the work with respect to any individual trade or the delivery of all materials pursuant to a purchase order in accordance with the plans and specifications as certified by the Lender's consultant, Lender may decide on a case by case basis (but shall not be obligated) to permit retainages with respect to such trade order to be disbursed to Borrowers.


ADDITIONAL LOAN
CONDITIONS:              1.   The  plans  and  specifications,  schedule,
                              Budget, and other written materials related to the construction of the Project shall be subject to Lender's review and approval, including, but not limited to, a soil analysis and evidence of compliance with the Americans with Disabilities
                              Act.

                         2. Construction of the Improvements shall be commenced within thirty (30) days of Closing and shall be completed within twenty-one (21) months.

                         3. Upon completion of all construction and prior to disbursement of the final Retainage, Borrowers shall submit evidence of completion of the Project, consisting of (i) a Certificate of Substantial Completion AIA Form G704 from the supervising architect and General Contractor certifying that the Project has been completed in accordance with the final plans and specifications as approved by the Lender; (ii) a certificate of use and occupancy and any other certificates required by the State of Florida or by any other applicable governmental department, agency or unit; (iii) a complete "As-Built" ALTA/ACSM final survey of the Project complying with Exhibit "B"
                                                                     -----------
                              attached hereto; (iv) a rent roll and copies of all leases for the Project; and (v) tenant estoppel certificates in form and substance acceptable to Lender.

                         4. All contracts for sale of condominium or townhome units shall be submitted to and acceptable to Lender in all respects, and must include a delivery date that can be achieved as evidenced by the final construction schedule. PCL to present a final construction schedule to Lender. This final schedule will be reviewed by Lender and its third party construction inspector and must be acceptable in all respects. Additionally, a matrix must be approved by Lender that demonstrates on a unit-by-unit basis that each unit under contract will be delivered within twenty-four (24) months from the date of contract, and not less than three (3) months prior to the required delivery date contained in each respective purchase and sale agreement. No extension of such contracts may be made without Lender's approval.

                         5. Borrowers shall provide Lender with monthly Project sales updates.

                         6. Borrowers and the Guarantor(s) shall submit to Lender: (i) not later than one hundred eighty
                              (180) days after the end of each calendar year, annual Federal Income Tax Returns; (ii) not later than 90 days after the end of each fiscal year, an annual, audited financial statement (or personal financial statement, as applicable to Malcolm J. Wright), and (iii) not later than 45 days after the end of each calendar quarter a company prepared interim financial statement (as applicable to all Borrowers and Guarantors with the exception of Malcolm J. Wright). Each financial statement shall be prepared by a certified public accountant acceptable to Lender in accordance with generally accepted accounting principles. Each financial statement shall be certified as true, complete and correct by its preparer and by Borrowers or, in the case of each of the Guarantors' financial statements, by the Guarantor to whom it relates. In addition, prior to the Date of Closing and then not later than sixty (60) days before the end of each fiscal year of Borrowers, Borrowers shall deliver to Lender the Project's updated annual operating budget for the following fiscal year. Within fifteen (15) days following the end of each month, Borrowers shall deliver to Lender: (i) monthly unaudited operating cash flow statements for the Project, certified as true, complete and correct by Borrowers showing actual sources and uses of cash during the preceding month, and (ii) a current rent roll and a summary of all leasing activity then taking place with respect to the Project, particularly describing the status of all pending lease negotiations, if any. Borrowers and the Guarantors shall provide such additional financial information Lender reasonably requires. Borrowers shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project.

                         7. Borrowers shall erect a sign on the Land indicating that the Lender is the source of financing for the Project and to use the Loan Amount, Borrowers' name and Project location in any advertisement. Borrowers shall pay the costs and expenses associated with such sign.

                         8. Until the Loan is paid in full, neither the Borrowers nor any Guarantor(s) shall, without the prior written consent of the Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance (other than leases for portions of the Project in the ordinary course of business), sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation of, the Project, or any interest in or portion of the Project, or any interest in the Borrowers, which is effected directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise.

                         9. Provided no Event of Default exists under any of the Loan Documents at any time while the Loan remains unpaid, the Lender will permit Borrowers to pay the Property insurance premiums and real estate taxes related to the Project outside of escrow during the term of the Loan. Borrowers shall furnish to the Lender evidence that the insurance premiums and real estate taxes are paid, at least five (5) days prior to the last date for payment of such amounts before imposition of any penalty or interest or termination of the insurance policy, as applicable.

                         10. $8,038,370.00 of the CDD proceeds must be utilized to purchase the Land from the current owner, an entity related to the Borrowers and then, concurrently, the Borrowers shall cause $6,038,370.00 of such funds to be utilized in the Project with the remaining $2,000,000.00 to be placed in a collateral account to be pledged as additional security for the Loan. Borrowers must demonstrate to Lender's satisfaction that all CDD funds will be utilized for qualified project costs, and in accordance with the sources and uses. Borrower shall assign to Lender any proceeds to be received from the funding of approximately $25,000,000.00 of Special Assessment Capital Improvement Bonds (the "Bonds") for Phase I issued by the Westridge Community Development District (the "CDD").

                         11.  Borrower  shall  provide  satisfactory
                              agreements related to the CDD Bond issuance and proceeds required among the CDD, the Borrower, Lender, the Bond Trustee, and any other associated parties.

                         12. Lender may hold, in escrow, letters of resignation of the current board members of the CDD, which letters can be release from escrow upon the occurrence of an event of default hereunder.

                         13. Borrower shall assign to Lender all contracts, agreements, proceeds related to the CDD and any associated bond offerings.

                         14. PCL shall form a to-be-determined limited liability company ("LLC-6") and shall fund LLC-6 with cash or comparable liquid assets in an amount equal to or greater than $4,000,000.00. $4,000,000.00 must be deposited with the Lender in a demand deposit account in LLC-6's name but under the Lender's sole dominion and control, and said account shall be pledged as additional security for the Loan. The account, as well as the LLC-6 Guaranty, will be released upon full repayment of the Loan.

                         15. Fidelity & Deposit Company of Maryland shall issue a $4,000,000.00 Financial Guarantee Bond for the Project, which bond form will be acceptable to Lender in all respects, and which is to remain in place until the Loan is paid in full.

                         16. Borrowers and/or Guarantors shall deposit $2,000,000.00 cash in a demand deposit account under the Lender's sole dominion and control, and said account shall be pledged as additional security for the Loan. The account will be released upon full repayment of the Loan.

                         17. Borrowers shall not obtain subordinate financing unless approved by Lender.

                         18. Lender must review and approve of all condominium documents, homeowners' association documents, management agreements and CDD documents, and the condominium documents must be approved by all applicable state agencies and filed with the State of Florida.

                         19. The partnership agreement between American Leisure Holdings, Inc., and Raster Investments must be acceptable to Lender in all respects.

                         20. Assignment of the operating agreement between American Leisure Hospitality Group and Sonesta Orlando, Inc.

                         21. Satisfactory OFAC and Patriot Act searches. Borrowers and Guarantors shall cooperate with Lender and provide all information necessary to complete searches. Borrowers and Guarantors shall complete the information attached as EXHIBIT "G".
                                                                     -----------

                         22. Borrowers shall open and maintain a depository account with Lender for deposits associated with the Project. Escrow Agent for any and all deposits associated with the Project must be acceptable to Lender.

                         23. General Contractor will be required to demonstrate full payment and performance bonding or Subguard insurance from Zurich in a form approved by Lender.

                         24. Execution of this Commitment Letter by Malcolm J. Wright shall serve as authorization for Lender to conduct personal background and financial investigations, at Borrowers' expense.

ITEMS TO BE
DELIVERED
PRE-CLOSING:             Borrowers  shall  furnish  the  following
                         documentation to the Lender at least ten (10) business days prior to Closing, all in form, substance and execution satisfactory to the Lender:


                         1.   A  complete  set  of  final  plans  and
                              specifications for development of the Project.

                         2. A cost breakdown and itemization of all hard and soft costs for the Project and the sources for payment of such costs (herein called the "Budget). This itemization shall include (i) a summary page indicating costs of land, site work, construction and soft costs on an AIA G703 form and (ii) detailed schedules supporting the site work and construction costs shown on the AIA G703 form according to Construction Standards Institute Division. General Contractor shall provide Lender with proof of required insurance.

                         3. Evidence that the insurance required under this Commitment has been obtained.

                         4.   ALTA/ACSM  Survey  complying  with  the
                              requirements  set  forth  on  Exhibit "B" attached
                                                            ----------
                              hereto.

                         5. All of the Engineer's or Architects' Contracts and the General Contractor's contract and all other primary contracts related to construction of the Project.

                         6. A list of all known and contemplated contractors used for development of the Project.

                         7. Soil analysis (including drainage) by a qualified engineer evidencing that the soil condition is suitable for construction of the Improvements.

                         8. Evidence of compliance with all applicable zoning requirements.

                         9. Evidence of availability of storm and sanitary sewers and all utilities to the Project.

                         10. A Notice of Commencement complying with applicable law.

                         11. Architect's Certificate of Compliance with local governmental zoning and building ordinances and architect's professional liability insurance.

                         12. As applicable, certified copy of Borrowers' Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificates of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Borrowers.

                         13. As applicable, certified copy of Guarantor's Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificate of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Guarantor.

                         14. The Borrowers' and any Guarantor's Federal Tax I.D. Number or Social Security Number.

                         15. A Commitment for the issuance of the ALTA Policy and copies of all items listed in Schedule B thereof.

                         16. Construction Schedule setting forth the approximate start and finish dates of all major stages of the Project; such schedule shall provide that the construction of the Improvements shall commence on or before ninety (90) days after the Date of Closing.

                         17. Evidence of all building permits and governmental approvals necessary for the Project.

                         18. Current financial statements of the Borrowers and any Guarantors which indicate no material adverse change from those previously delivered to the Lender.

                         19.  A  copy  of  the  Lease(s)  described  on  Exhibit
                                                                         -------
                              "C" attached hereto, fully executed, and certified
                              ---
                              by the Borrowers as being a true, correct and complete copy and, if applicable, a copy of the standard lease form to be used with respect to the Project.

                         20. Performance and guaranty bonds satisfactory to Lender in form and substance.

                         21. A report from Lender's Consultant (a) demonstrating the adequacy of Borrowers' proposed Budget to complete the Project and (b) confirmation that the Construction Schedule is realistic and acceptable in all respects. Additionally, a matrix must be approved by Lender and Lender's Consultant that demonstrates on a unit-by-unit basis that each unit under contract can be delivered not less than three months prior to the required delivery date contained in each respective purchase and sale agreement.

                         22. Federal and state tax lien, judgment, UCC and pending litigation searches for each Co-Borrower and each Guarantor for each state and county in which such entity was formed as well as the State and county in which the Project is located - in each case, not more than dated not more than sixty
                              (60) days prior to the Loan closing.

                         23. A duly executed Architect's Certificate in the form of Exhibit "E" attached hereto.
                                          -----------

                         24. Any and all other documents reasonably requested by Lender.


FLOOD PLAIN
DETERMINATION:           The  Lender  shall  obtain,  at  Borrowers'  cost,  a
                         Flood Zone Certificate certifying that the Premises are not located in a special flood hazard area as identified by FEMA.


FINANCIAL
CONDITION:               As  of  the  Date  of  Closing of the Loan, there shall
                         have been no material adverse change in the financial condition or credit of any Co-Borrower or any Guarantor or tenant of the Project nor in the value or condition of the Project.

COMMITMENT
EXPIRATION:              This  Commitment  is  open  for  acceptance  by  the
                         Borrowers  until  5:00  P.M. Orlando, Florida Time five
                         (5) days from the date of this Commitment. If it is not accepted and returned to the Lender with the Commitment
                         Fee by said date, the Commitment shall immediately become null and void without further notice.


PHASE I LOAN CLOSING
DATE: The Loan shall be closed no later than ninety (90) days from the execution of this Commitment, or this Commitment shall immediately become null and void without further notice. As used herein, "Date of Closing" and "Closing" shall mean that day on which the Mortgage is filed for record with the appropriate county recorders or clerks, and all other conditions of this Commitment are satisfied.


LENDER'S COUNSEL:        The  Lender  will  be  represented  by  the law firm of
                         Foley & Lardner LLP. The principal contact attorney at the firm will be Terence J. Delahunty, Jr., Esq.
                         (Telephone 407.244.3252; Fax 407.648.1743).


     The Lender's obligation under this Commitment shall be subject to satisfaction of all of the conditions contained herein. The issuance of this Commitment shall not prejudice the Lender's rights of review and approval, including without limitation, of all documents and materials heretofore delivered to the Lender by or on behalf of the Borrowers.

     This Commitment shall not be binding upon the Lender unless it is accepted in writing by the Borrowers as provided herein, and delivered along with the non-refundable Commitment Fee to Lender before the Commitment Expiration. The terms of this Commitment, both prior to and after acceptance by Borrowers, may be waived or modified only by a written instrument signed by the Lender and shall survive the execution of the Loan Documents, to the extent not inconsistent therewith. This Commitment shall be governed by the laws of the State of Florida, without regard to principles of conflict of laws. TIME IS OF THE ESSENCE IN THIS COMMITMENT LETTER.


                                 KEYBANK NATIONAL ASSOCIATION


                                 By: /s/ Robert F. Carmichael
                                     -------------------------------------------
                                     ROBERT F. CARMICHAEL, Senior Vice President

                            ACCEPTANCE OF COMMITMENT
                            ------------------------

     The undersigned hereby acknowledges receipt of the foregoing Commitment Letter this 16th day of August, 2005, and does hereby accept all of the terms, conditions and time limitations set forth in the Commitment Letter by the execution of same and by the payment herewith to the Lender of the Commitment Fee referred to herein, which fee the undersigned acknowledges to be non-refundable.

                                 BORROWERS:

                                 TIERRA DEL SOL RESORT, L.P., a Florida
                                 limited partnership

                                 By: TDSRLP, LLC, a Florida limited liability Company, general partner


                                      By: /s/ Malcolm J. Wright
                                         -------------------------------
                                      Its: Managing Member of General Partner


                                 TDS TOWNHOMES, LLC, a Florida limited
                                 liability company

                                 By: /s/ Steven Parker
                                    --------------------------------
                                 Its: President of American Leisure Real
                                      Estate Inc., a Managing Member


                                 COSTA BLANCA REAL ESTATE, INC., a
                                 Florida corporation


                                 By: /s/ Malcolm J. Wright
                                    --------------------------------
                                 Its: President


                                 TDS CLUBHOUSE, INC., a Florida corporation


                                 By: /s/ Steven Parker
                                    --------------------------------
                                 Its: President


                                 TDS AMENITIES, INC., a Florida corporation


                                 By: /s/ Malcolm J. Wright
                                    --------------------------------
                                 Its: President

                                 COSTA BLANCA II REAL ESTATE, LLC, a
                                 Florida limited liability company


                                 By: /s/ Steven Parker
                                    --------------------------------
                                 Its: President of American Leisure Real Estate
                                      Inc., a Managing Member


                                 COSTA BLANCA III REAL ESTATE, LLC, a
                                 Florida limited liability company


                                 By: /s/ Steven Parker
                                    --------------------------------
                                 Its: President of American Leisure Real Estate
                                      Inc., a Managing Member


                                 GUARANTORS:

                                 /s/ Malcolm J. Wright
                                 --------------------------------
                                 MALCOLM J. WRIGHT


                                 AMERICAN LEISURE HOLDINGS, INC., a
                                 Florida corporation


                                 By: /s/ Malcolm J. Wright
                                     --------------------------------
                                 Its: President